Blue Owl Capital Corporation Announces March 31, 2026 Financial Results

NEW YORK — May 6, 2026 — Blue Owl Capital Corporation (NYSE: OBDC) (“OBDC” or the “Company”) today announced financial results for its first quarter ended March 31, 2026.

FIRST QUARTER 2026 HIGHLIGHTS

•First quarter GAAP net investment income (“NII”) per share of $0.32
•First quarter adjusted NII per share(1) of $0.31, as compared with the prior quarter of $0.36
•Net asset value per share of $14.41, as compared with $14.81 as of December 31, 2025, primarily reflecting the impact of credit spread widening on the portfolio
•New investment commitments for the first quarter were $676 million and sales and repayments were $1.5 billion, as compared with $684 million of new investment commitments and $1.4 billion of sales and repayments for the three months ended December 31, 2025
•Investments on non-accrual represented 2.0% and 1.0% of the portfolio at cost and fair value, respectively, as compared with 2.3% and 1.1% as of December 31, 2025
•In January, Moody's upgraded OBDC to Baa2 given their view on OBDC's credit profile and liability management

"OBDC’s credit performance remains strong, with no new non‑accruals and steady borrower performance,” said Craig W. Packer, Chief Executive Officer. “While the quarter reflected a more challenging earnings environment driven by lower base rates and tighter spreads, our portfolio is delivering solid performance, and our balance sheet is strong. With healthy repayments, lower leverage and approximately $4 billion of available liquidity, we have the flexibility to capitalize on an increasingly attractive deployment environment at wider spreads."

Stock Repurchases
On February 17, 2026, the Board of Directors (the "Board") approved a $300 million stock repurchase program, for which purchases may be made at management's discretion from time to time in open market transactions, replacing the prior $200 million authorization. As of March 31, 2026, the Company repurchased approximately $35 million of OBDC common stock, accretive to net asset value per share in the first quarter.

Dividend Declaration
The Board declared a second quarter 2026 base dividend of $0.31 per share for stockholders of record as of June 30, 2026, payable on or before July 15, 2026, reflecting the Board’s decision to adjust the Company’s base dividend given the current operating environment and to align with the portfolio’s go-forward earnings power following an extended period of declining base rates and spread compression. The supplemental dividend framework remains in place.

______________________
(1) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the merger between the Company and Blue Owl Capital Corp. III ("OBDE") (such merger, the "OBDE Merger"), which closed on January 13, 2025. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

SELECT FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
($ in thousands, except per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025
GAAP results:
Net investment income per share	$0.32	$0.38	$0.41
Net realized and unrealized gains (losses) per share	$(0.37)	$(0.14)	$0.08
Net increase (decrease) in net assets resulting from operations per share	$(0.05)	$0.23	$0.49

Non-GAAP financial measures(1):
Adjusted net investment income per share	$0.31	$0.36	$0.39
Adjusted net realized and unrealized gains (losses) per share	$(0.36)	$(0.13)	$(0.07)
Adjusted net increase (decrease) in net assets resulting from operations per share	$(0.05)	$0.23	$0.32

Base dividend declared per share	$0.37	$0.37	$0.37
Supplemental dividend declared per share	$—	$—	$0.01

Total investments at fair value	$15,344,201	$16,470,893	$17,692,006
Total debt outstanding (net of unamortized debt issuance costs)	$8,454,559	$9,300,076	$10,160,729
Net assets	$7,154,000	$7,397,279	$7,739,089
Net asset value per share	$14.41	$14.81	$15.14
Net debt-to-equity	1.13x	1.19x	1.26x
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(1) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the OBDE Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

PORTFOLIO COMPOSITION

As of March 31, 2026, the Company had investments in 230 portfolio companies across 30 industries, with an aggregate portfolio size of $15.3 billion at fair value and an average investment size of $66.7 million at fair value.

	March 31, 2026		December 31, 2025
($ in thousands)	Fair Value	% of Total	Fair Value	% of Total
Portfolio composition:
First-lien senior secured debt investments[1]	$11,035,403	72.1%	$12,048,934	73.1%
Second-lien senior secured debt investments	773,357	5.0%	848,575	5.2%
Unsecured debt investments	369,374	2.4%	399,962	2.4%
Specialty finance debt investments	159,598	1.0%	157,297	1.0%
Preferred equity investments	536,853	3.5%	568,977	3.5%
Common equity investments	665,746	4.3%	644,304	3.9%
Specialty finance equity	1,414,987	9.2%	1,386,739	8.4%
Joint ventures	388,883	2.5%	416,105	2.5%
Total investments	$15,344,201	100.0%	$16,470,893	100.0%
(1) The Company considers 51% and 50% of first-lien senior secured debt investments to be unitranche loans as of March 31, 2026 and December 31, 2025, respectively.

	March 31, 2026	December 31, 2025
Number of portfolio companies	230	234
Percentage of debt investments at floating rates	96.1%	96.4%
Percentage of senior secured debt investments	78.1%	79.3%
Weighted average spread over base rate of all floating rate debt investments	5.6%	5.7%
Weighted average total yield of accruing debt and income-producing securities at fair value	10.0%	10.0%
Weighted average total yield of accruing debt and income-producing securities at cost	10.0%	10.1%
Percentage of investments on non-accrual of the portfolio at fair value	1.0%	1.1%

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended March 31, 2026, new investment commitments totaled $676 million across 7 new portfolio companies and 16 existing portfolio companies. For the three months ended December 31, 2025, new investment commitments were $684 million across 12 new portfolio companies and 17 existing portfolio companies.

For the three months ended March 31, 2026, the principal amount funded totaled $430 million and aggregate principal amount of sales and repayments totaled $1.5 billion. For the three months ended December 31, 2025, the principal amount of new investments funded was $521 million and aggregate principal amount of sales and repayments was $1.4 billion.

	For the Three Months Ended March 31,
($ in thousands)	2026	2025
New investment commitments:
Gross originations	$682,018	$1,162,632
Less: Sell downs	(5,640)	(3,758)
Total new investment commitments	$676,378	$1,158,874
Principal amount of new investments funded:
First-lien senior secured debt investments	$277,315	$672,387
Unsecured debt investments	—	55,808
Specialty finance debt investments	—	15,780
Preferred equity investments	976	45,329
Common equity investments	10,936	7,986
Specialty finance equity investments	135,219	30,151
Joint venture investments	5,736	85,418
Total principal amount of new investments funded	$430,182	$912,859

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$94,565	$179,113

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(1,283,682)	$(768,128)
Second-lien senior secured debt investments	(16,725)	(185,478)
Unsecured debt investments	(39,867)	(62,343)
Preferred equity investments	(30,260)	(10,376)
Common equity investments	(1,488)	(652)
Specialty finance equity investments	(105,369)	(51,469)
Total principal amount of investments sold or repaid	$(1,477,391)	$(1,078,446)

Number of new investment commitments in new portfolio companies(2)	7	12
Average new investment commitment amount in new portfolio companies	54,575	43,509
Weighted average term for new investment commitments (in years)	6.8	6.0
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—%	—%
Weighted average interest rate of new investment commitments(3)	8.7%	9.5%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	5.1%	5.2%
_____________________
(1)Includes scheduled paydowns.
(2)Number of new investment commitments represents commitments to a particular portfolio company.
(3)Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.68% and 4.29% as of March 31, 2026 and 2025, respectively.

RESULTS OF OPERATIONS FOR THE FIRST QUARTER ENDED MARCH 31, 2026

Investment Income
Investment income decreased to $397 million for the three months ended March 31, 2026 from $448 million for the three months ended December 31, 2025, primarily driven by the impact of lower base rates on floating-rate assets and a reduction in the Company's portfolio size from net repayments of approximately $1 billion. Income associated with unscheduled paydowns decreased to $7.8 million for the three months ended March 31, 2026 from $16.0 million for the same period in prior quarter due to a lower level of unscheduled repayment activity. The Company expects that investment income will vary based on a variety of factors including the pace of originations and repayments.

Expenses
Total expenses decreased to $235 million for the three months ended March 31, 2026 from $253 million for the three months ended December 31, 2025, primarily driven by decreases in interest expense and performance based incentive fees. Interest expense decreased due to a decrease in daily average borrowings from $9.8 billion to $9.3 billion, as well as a decrease in the average interest rate from 5.6% to 5.2% quarter-over-quarter. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period-over-period.

Liquidity and Capital Resources
As of March 31, 2026, the Company had $455 million in cash and restricted cash, $8.5 billion in total principal value of debt outstanding, including $3.6 billion of undrawn capacity(1) on the Company’s credit facilities and $4.5 billion of unsecured notes. The funding mix was composed of 47.0% secured and 53.0% unsecured borrowings as of March 31, 2026 on an outstanding basis. The Company was in compliance with all financial covenants under its credit facilities as of March 31, 2026. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to take advantage of market opportunities.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:
The conference call will be broadcast live on May 7, 2026 at 10:00 a.m. Eastern Time on the News & Events section of OBDC’s website at www.blueowlcapitalcorporation.com. To pre-register for the call, please use the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=VvSmOSPV. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:
•Domestic: (877) 737-7048
•International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:
An archived replay will be available for 14 days via a webcast link located on the News & Events section of OBDC’s website, and via the dial-in numbers listed below:
•Domestic: (877) 660-6853
•International: +1 (201) 612-7415
•Access Code: 13759511

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(1) Reflects undrawn debt which is based on committed debt less debt outstanding as of March 31, 2026, and may not reflect the amount currently available due to borrowing base restrictions.

ABOUT BLUE OWL CAPITAL CORPORATION

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of March 31, 2026, OBDC had investments in 230 portfolio companies with an aggregate fair value of $15.3 billion. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. ("Blue Owl") (NYSE: OWL) and part of Blue Owl's Credit platform.

Certain information contained herein may constitute "forward-looking statements" that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," "outlook," "potential," "predicts" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDC's filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDC makes them. OBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:
BDC Investor Relations
Michael Mosticchio
credit-ir@blueowl.com

Media Contact:
media@blueowl.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025
Investments at fair value	$15,344,201	$16,470,893	$17,692,006
Total assets	$16,018,541	$17,186,365	$18,375,681
Net asset value per share	$14.41	$14.81	$15.14

GAAP results:
Total investment income	$396,774	$447,750	$464,646
Net investment income	$159,170	$192,260	$201,302
Net increase (decrease) in net assets resulting from operations	$(24,382)	$119,085	$242,635

GAAP per share results:
Net investment income	$0.32	$0.38	$0.41
Net realized and unrealized gains (losses)	$(0.37)	$(0.14)	$0.08
Net increase (decrease) in net assets resulting from operations(1)	$(0.05)	$0.23	$0.49

Non-GAAP financial measures(2):
Adjusted total investment income	$390,564	$439,500	$456,816
Adjusted net investment income	$152,960	$184,010	$193,472
Adjusted net increase (decrease) in net assets resulting from operations	$(24,382)	$119,086	$159,713

Non-GAAP per share financial measures(2):
Adjusted net investment income	$0.31	$0.36	$0.39
Adjusted net realized and unrealized gains (losses)	$(0.36)	$(0.13)	$(0.07)
Adjusted net increase (decrease) in net assets resulting from operations(1)	$(0.05)	$0.23	$0.32

Base dividend declared per share	$0.37	$0.37	$0.37
Supplemental dividend declared per share	$—	$—	$0.01

Weighted average yield of accruing debt and income producing securities at fair value	10.0%	10.0%	10.7%
Weighted average yield of accruing debt and income producing securities at amortized cost	10.0%	10.1%	10.8%
Percentage of debt investments at floating rates	96.1%	96.4%	96.5%
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(1) Totals may not sum due to rounding. (2) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the OBDE Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(Amounts in thousands, except share and per share amounts)

	As of March 31, 2026 (Unaudited)	As of December 31, 2025
Assets
Investments at fair value:
Non-controlled, non-affiliated investments (amortized cost of $13,091,070 and $14,060,097, respectively)	$12,850,691	$13,995,055
Non-controlled, affiliated investments (amortized cost of $188,128 and $176,078, respectively)	150,003	114,192
Controlled, affiliated investments (amortized cost of $2,121,032, and $2,181,604, respectively)	2,343,507	2,361,646
Total investments at fair value (amortized cost of $15,400,230 and $16,417,779, respectively)	15,344,201	16,470,893
Cash (restricted cash of $13,519 and $47,448, respectively)	416,109	558,703
Foreign cash (cost of $39,615 and $9,722, respectively)	39,291	9,839
Interest and dividend receivable	100,467	104,576
Receivable from a controlled affiliate	25,172	26,846
Prepaid expenses and other assets	93,301	15,508
Total Assets	$16,018,541	$17,186,365
Liabilities
Debt (net of unamortized debt issuance costs of $95,244 and $93,186, respectively)	$8,454,559	$9,300,076
Distribution payable	183,707	184,877
Management fee payable	60,695	63,145
Incentive fee payable	32,411	38,899
Payables to affiliates	10,318	12,572
Accrued expenses and other liabilities	122,851	189,517
Total Liabilities	$8,864,541	$9,789,086
Commitments and contingencies (Note 8)
Net Assets
Common shares $0.01 par value, 1,000,000,000 shares authorized; 496,305,391 and 499,448,499 shares issued and outstanding, respectively	4,963	4,994
Additional paid-in-capital	7,477,075	7,512,234
Accumulated undistributed (overdistributed) earnings	(328,038)	(119,949)
Total Net Assets	$7,154,000	$7,397,279
Total Liabilities and Net Assets	$16,018,541	$17,186,365
Net Asset Value Per Share	$14.41	$14.81

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$291,924	$356,463
Payment-in-kind (“PIK”) interest income	27,234	35,392
Dividend income	20,209	21,531
Other income	3,158	5,590
Total investment income from non-controlled, non-affiliated investments	342,525	418,976
Investment income from non-controlled, affiliated investments:
Interest income	392	615
PIK interest income	88	1,039
Dividend income	3,195	—
Other income	26	36
Total investment income from non-controlled, affiliated investments	3,701	1,690
Investment income from controlled, affiliated investments:
Interest income	7,997	8,952
PIK interest income	4,159	—
Dividend income	38,189	35,005
Other income	203	23
Total investment income from controlled, affiliated investments	50,548	43,980
Total Investment Income	396,774	464,646
Operating Expenses
Interest expense	134,316	148,532
Management fees, net(1)	60,693	62,158
Performance based incentive fees	32,412	41,029
Professional fees	4,206	3,532
Directors' fees	445	320
Other general and administrative	3,085	4,027
Total Operating Expenses	235,157	259,598
Net Investment Income (Loss) Before Taxes	161,617	205,048
Income tax expense (benefit), including excise tax expense (benefit)	2,447	3,746
Net Investment Income (Loss) After Taxes	$159,170	$201,302
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(164,425)	$196,524
Non-controlled, affiliated investments	23,764	(700)
Controlled, affiliated investments	42,430	(3,390)
Translation of assets and liabilities in foreign currencies and other transactions	(3,269)	4,012
Income tax (provision) benefit	707	(1,562)
Total Net Change in Unrealized Gain (Loss)	(100,793)	194,884
Net realized gain (loss):
Non-controlled, non-affiliated investments	10,673	(151,932)
Non-controlled, affiliated investments	(39,222)	—
Controlled, affiliated investments	(56,356)	—
Foreign currency transactions	2,146	(1,619)
Total Net Realized Gain (Loss)	(82,759)	(153,551)
Total Net Realized and Change in Unrealized Gain (Loss)	(183,552)	41,333
Net Increase (Decrease) in Net Assets Resulting from Operations	$(24,382)	$242,635
Earnings Per Share - Basic and Diluted	$(0.05)	$0.49
Weighted Average Shares Outstanding - Basic and Diluted	498,903,632	494,825,717
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(1) Refer to 10-K Note 3 “Agreements and Related Party Transactions” for additional details on management fee waiver.

NON-GAAP FINANCIAL MEASURES
On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the OBDE Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

•“Adjusted Total Investment Income” and “Adjusted Total Investment Income Per Share”: represents total investment income excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OBDE Merger.
•“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”: represents net investment income, excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OBDE Merger.
•“Adjusted Net Realized and Unrealized Gains (Losses)” and “Adjusted Net Realized and Unrealized Gains (Losses) Per Share”: represents net realized and unrealized gains (losses) excluding any net realized and unrealized gains (losses) resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OBDE Merger.
•“Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share”: represents the sum of (i) Adjusted Net Investment Income and (ii) Adjusted Net Realized and Unrealized Gains (Losses).

The OBDE Merger was accounted for as an asset acquisition in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues (“ASC 805”). The consideration paid to the stockholders of OBDE was allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than “non-qualifying” assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the OBDE Merger. Additionally, immediately following the completion of the OBDE Merger, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation/depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete/amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation/depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete/amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain/loss with a corresponding reversal of the unrealized appreciation/depreciation on disposition of such equity investments acquired.

The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes “Adjusted Total Investment Income”, “Adjusted Total Investment Income Per Share”, “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the income resulting from the new cost basis of the investments acquired in the OBDE Merger because these amounts do not impact the fees payable to Blue Owl Credit Advisors LLC (the “Adviser”) under the fourth amended and restated investment advisory agreement (the “Investment Advisory Agreement”) between the Company and the Adviser, and specifically as its relates to “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses)”, “Adjusted Net Realized and Unrealized Gains (Losses) Per Share”, “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share” are useful to investors as they exclude the non-cash income and gain/loss resulting from the OBDE Merger and are used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics more closely align the Company’s key financial measures with the calculation of incentive fees payable to the Adviser under the Investment Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of the Adviser absent such exclusion).

The following table provides a reconciliation of total investment income (the most comparable U.S. GAAP measure) to adjusted total investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	March 31, 2026		December 31, 2025		March 31, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Total investment income	$397	$0.80	$448	$0.88	$465	$0.94
Less: purchase discount amortization	(6)	(0.01)	(8)	(0.02)	(8)	(0.02)
Adjusted total investment income(1)	$391	$0.78	$440	$0.87	$457	$0.92

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	March 31, 2026		December 31, 2025		March 31, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net investment income	$159	$0.32	$192	$0.38	$201	$0.41
Less: purchase discount amortization	(6)	(0.01)	(8)	(0.02)	(8)	(0.02)
Adjusted net investment income(1)	$153	$0.31	$184	$0.36	$193	$0.39

The following table provides a reconciliation of net realized and unrealized gains (losses) (the most comparable U.S. GAAP measure) to adjusted net realized and unrealized gains (losses) for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	March 31, 2026		December 31, 2025		March 31, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net realized and unrealized gains (losses)	$(184)	$(0.37)	$(73)	$(0.14)	$41	$0.08
Net change in unrealized (appreciation) depreciation due to the purchase discount	5	0.01	10	0.02	(75)	(0.15)
Realized gain (loss) due to the purchase discount(2)	1	—	(2)	—	—	—
Adjusted net realized and unrealized gains (losses)(1)	$(177)	$(0.36)	$(65)	$(0.13)	$(34)	$(0.07)

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure) to adjusted net increase (decrease) in net assets resulting from operations for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	March 31, 2026		December 31, 2025		March 31, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$(24)	$(0.05)	$119	$0.23	$243	$0.49
Less: purchase discount amortization	(6)	(0.01)	(8)	(0.02)	(8)	(0.02)
Net change in unrealized (appreciation) depreciation due to the purchase discount	5	0.01	10	0.02	(75)	(0.15)
Realized gain (loss) due to the purchase discount(2)	1	—	(2)	—	—	—
Adjusted net increase (decrease) in net assets resulting from operations(1)	$(24)	$(0.05)	$119	$0.23	$160	$0.32

______________________
(1) Totals may not sum due to rounding.
(2) Per share amounts round down to less than $0.01.